Exhibit 99.1

A. H. Belo Corporation Announces Third Quarter 2020 Financial Results

DALLAS –  A. H. Belo Corporation (NYSE: AHC) today reported a  third quarter 2020 net loss of $0.1 million, or $(0.00) per share, and an operating loss of $2.4 million.  In the third quarter of 2019,  the Company reported a net loss of  $4.0 million, or $(0.19) per share, and an operating loss of $7.0 million.

For the third quarter of 2020, on a non-GAAP basis, A. H. Belo reported an operating loss adjusted for certain items (“adjusted operating loss”) of $0.1 million, an improvement of $1.4 million or 92.2 percent when compared to an adjusted operating loss of $1.6 million reported in the third quarter of 2019.

Robert W. Decherd, chairman, president and Chief Executive Officer, said,  “The events of 2020 continue to create challenges for managing A. H. Belo’s businesses while we remain attentive to the longer term strategies that will enable the Company to become a sustainably profitable digital media enterprise. Colleagues throughout the Company have responded to the many effects of the coronavirus pandemic with ingenuity and resolve, and everyone has made sacrifices to ensure that our communities receive the highest quality news, information and insights possible. As the country enters the next phase of the pandemic this fall and winter, we expect operating conditions to remain mostly the same. The Company’s balance sheet continues to be a significant advantage.”

A. H. Belo Corporation Announces Third Quarter 2020 Financial Results

October 26, 2020

Third Quarter Results

Total revenue was $37.7 million in the third quarter of 2020,  a decrease of $5.3 million or 12.3 percent when compared to the third quarter of 2019.

Revenue from advertising and marketing services, including print and digital revenues, was $17.5 million in the third quarter of 2020,  a decrease of $4.1 million or 19.2 percent when compared to the $21.6 million reported for the third quarter of 2019.

Circulation revenue was $16.1 million, a decrease of $0.7 million or 4.2 percent when compared to the third quarter of 2019. The decline is primarily due to a decrease in home delivery and single copy volumes, partially offset by rate increases and an increase of $0.4 million or 34.5 percent in digital-only subscription revenue.

Printing, distribution and other revenue decreased $0.5 million, or 10.3 percent, to $4.2 million, primarily due to a reduction in brokered and commercial printing, partially offset by an increase in shared mail packaging revenue.

Total consolidated operating expense in the third quarter of 2020, on a GAAP basis, was $40.2 million, a decrease of $9.9 million or 19.7 percent compared to the third quarter of 2019.  Excluding the 2019 loss of $2.9 million from asset disposals and impairments, the improvement is primarily due to decreases of $3.0 million in employee compensation and benefits expense, $1.5 million in newsprint, ink and other supplies expense, and $1.1 million in outside services expense.

In the third quarter of 2020, on a non-GAAP basis, adjusted operating expense was $41.0 million, an improvement of $7.1 million or 14.7 percent when compared to $48.1 million of adjusted operating expense in the third quarter of 2019. The improvement is primarily due to expense decreases in employee compensation and benefits,  newsprint expense, and reductions from continued management of discretionary spending.

A. H. Belo Corporation Announces Third Quarter 2020 Financial Results

October 26, 2020

As of September 30, 2020,  the Company had 750 employees, a decrease of 120 or 13.8 percent when compared to the prior year period. Cash and cash equivalents were $43.2 million and the Company had no debt.

A. H. Belo Corporation Announces Third Quarter 2020 Financial Results

October 26, 2020

Non-GAAP Financial Measures

Reconciliations of operating income (loss) to adjusted operating loss, total net operating revenue to adjusted operating revenue, and total operating costs and expense to adjusted operating expense are included in the exhibits to this release.

A. H. Belo Corporation Announces Third Quarter 2020 Financial Results

October 26, 2020

Financial Results Conference Call

A. H. Belo Corporation will conduct a conference call on Tuesday, October 27, 2020, at 9:00 a.m. CDT to discuss financial results. The conference call will be available via webcast by accessing the Company’s website at www.ahbelo.com/invest.  An archive of the webcast will be available at www.ahbelo.com in the Investor Relations section.

To access the listen-only conference call, dial 1-877-226-8152 and enter the following access code when prompted: 4445036.  A replay line will be available at 1-866-207-1041 from 12:00 p.m. CDT on October 27, 2020 until 11:59 p.m. CST on November 2, 2020.  The access code for the replay is 5679783.

A. H. Belo Corporation Announces Third Quarter 2020 Financial Results

October 26, 2020

About A. H. Belo Corporation

A. H. Belo Corporation is the leading local news and information publishing company in Texas. The Company has a growing presence in emerging media and digital marketing, and maintains capabilities related to commercial printing, distribution and direct mail. A. H. Belo delivers news and information in innovative ways to a broad range of audiences with diverse interests and lifestyles. For additional information, visit www.ahbelo.com or email invest@ahbelo.com.

Statements in this communication concerning A. H. Belo Corporation’s business outlook or future economic performance, revenues, expenses, and other financial and non-financial items that are not historical facts, are “forward-looking statements” as the term is defined under applicable federal securities laws. Forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those statements. Such risks, trends and uncertainties are, in most instances, beyond the Company’s control, and include changes in advertising demand and other economic conditions; consumers’ tastes; newsprint prices; program costs; labor relations; cybersecurity incidents; technological obsolescence; and the current and future impacts of the COVID-19 public health crisis. Among other risks, there can be no guarantee that the board of directors will approve a quarterly dividend in future quarters; as well as other risks described in the Company’s Annual Report on Form 10-K and in the Company’s other public disclosures and filings with the Securities and Exchange Commission. Forward-looking statements, which are as of the date of this filing, are not updated to reflect events or circumstances after the date of the statement.

A. H. Belo Corporation and Subsidiaries

Consolidated Statements of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
In thousands, except share and per share amounts (unaudited)	2020	2019	2020	2019
Net Operating Revenue:
Advertising and marketing services	$17,474	$21,616	$52,392	$70,957
Circulation	16,111	16,809	48,248	51,095
Printing, distribution and other	4,157	4,632	12,860	14,709
Total net operating revenue	37,742	43,057	113,500	136,761
Operating Costs and Expense:
Employee compensation and benefits	16,499	19,504	52,512	60,456
Other production, distribution and operating costs	19,307	21,171	58,958	67,200
Newsprint, ink and other supplies	2,476	3,972	8,018	12,741
Depreciation	1,753	2,289	5,320	7,008
Amortization	63	140	191	356
(Gain) loss on sale/disposal of assets, net	61	1,362	56	(24,546)
Asset impairments	—	1,593	—	1,593
Total operating costs and expense	40,159	50,031	125,055	124,808
Operating income (loss)	(2,417)	(6,974)	(11,555)	11,953
Other income, net	2,095	1,161	4,778	3,123
Income (Loss) Before Income Taxes	(322)	(5,813)	(6,777)	15,076
Income tax provision (benefit)	(224)	(1,808)	(1,644)	4,688
Net Income (Loss)	$(98)	$(4,005)	$(5,133)	$10,388

Per Share Basis
Net income (loss)
Basic and diluted	$(0.00)	$(0.19)	$(0.24)	$0.48
Number of common shares used in the per share calculation:
Basic and diluted	21,410,423	21,476,029	21,410,423	21,553,625

A. H. Belo Corporation and Subsidiaries

Consolidated Balance Sheets

	September 30,	December 31,
In thousands (unaudited)	2020	2019
Assets
Current assets:
Cash and cash equivalents	$43,174	$48,626
Accounts receivable, net	15,174	18,441
Notes receivable	22,775	—
Other current assets	10,406	7,737
Total current assets	91,529	74,804
Property, plant and equipment, net	13,479	18,453
Operating lease right-of-use assets	21,496	21,371
Intangible assets, net	128	319
Deferred income taxes, net	27	50
Long-term note receivable	—	22,400
Other assets	2,608	3,648
Total assets	$129,267	$141,045
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$5,792	$6,103
Accrued compensation and other current liabilities	12,613	13,337
Contract liabilities	14,860	12,098
Total current liabilities	33,265	31,538
Long-term pension liabilities	18,893	23,039
Long-term operating lease liabilities	22,555	23,120
Other liabilities	4,718	5,611
Total liabilities	79,431	83,308
Total shareholders' equity	49,836	57,737
Total liabilities and shareholders’ equity	$129,267	$141,045

A. H. Belo Corporation - Non-GAAP Financial Measures

Reconciliation of Operating Income (Loss) to Adjusted Operating Loss

	Three Months Ended September 30,		Nine Months Ended September 30,
In thousands (unaudited)	2020	2019	2020	2019
Total net operating revenue	$37,742	$43,057	$113,500	$136,761
Total operating costs and expense	40,159	50,031	125,055	124,808
Operating Income (Loss)	$(2,417)	$(6,974)	$(11,555)	$11,953

Total net operating revenue	$37,742	$43,057	$113,500	$136,761
Addback:
Advertising contra revenue	3,012	3,380	5,400	9,116
Circulation contra revenue	104	48	205	368
Adjusted Operating Revenue	$40,858	$46,485	$119,105	$146,245

Total operating costs and expense	$40,159	$50,031	$125,055	$124,808
Addback:
Advertising contra expense	3,012	3,380	5,400	9,116
Circulation contra expense	104	48	205	368
Less:
Depreciation	1,753	2,289	5,320	7,008
Amortization	63	140	191	356
Severance expense	418	20	621	1,421
(Gain) loss on sale/disposal of assets, net	61	1,362	56	(24,546)
Asset impairments	—	1,593	—	1,593
Adjusted Operating Expense	$40,980	$48,055	$124,472	$148,460

Adjusted operating revenue	$40,858	$46,485	$119,105	$146,245
Adjusted operating expense	40,980	48,055	124,472	148,460
Adjusted Operating Loss	$(122)	$(1,570)	$(5,367)	$(2,215)

The Company calculates adjusted operating income (loss) by adjusting operating income (loss) to exclude depreciation, amortization, severance expense, (gain) loss on sale/disposal of assets, and asset impairments (“adjusted operating income (loss)”). The Company believes that inclusion of certain noncash expenses and other items in the results makes for more difficult comparisons between years and with peer group companies.

The Company adopted the new revenue guidance (Topic 606)  using the modified retrospective approach as of January 1, 2018. While the Company adjusts operating revenue and expense for non-GAAP presentation, these adjustments have no effect on adjusted operating income (loss).

Adjusted operating income (loss) is not a measure of financial performance under generally accepted accounting principles (“GAAP”). Management uses adjusted operating income (loss) and similar measures in internal analyses as supplemental measures of the Company’s financial performance, and for performance comparisons versus its peer group of companies. Management uses this non-GAAP financial measure for the purposes of evaluating consolidated Company performance. The Company therefore believes that the non-GAAP measure presented provides useful information to investors by allowing them to view the Company’s business through the eyes of management and the Board of Directors, facilitating comparison of results across historical periods and providing a focus on the underlying ongoing operating performance of its business. Adjusted operating income (loss) should not be considered in isolation or as a substitute for net income (loss), cash flows provided by (used for) operating activities or other comparable measures prepared in accordance with GAAP. Additionally, this non-GAAP measure may not be comparable to similarly-titled measures of other companies.